Exhibit 99.1
EnerSys Announces Strategic Manufacturing Restructuring: Monterrey, Mexico Facility Closure and U.S. Production Expansion

READING, Pa.,—(BUSINESS WIRE)—April 1, 2025 -- EnerSys (NYSE: ENS), a global leader in stored energy solutions, today announced a strategic manufacturing realignment to enhance operational efficiency and align with the accelerating market shift toward its proprietary higher performance maintenance-free battery technologies such as Thin Plate Pure Lead (TPPL) and lithium-ion. As part of this initiative, EnerSys will close its flooded lead-acid battery manufacturing facility in Monterrey, Mexico, and transition production to its existing plant in Richmond, Kentucky.

EnerSys expects to incur a pre-tax charge of approximately $20 million under this plan when completed, the majority of which is expected to be recorded in the first half of calendar year 2025, of which $7.6 million is expected to be a non-cash charge from inventory and equipment write-offs. Cash charges of $12.4 million include severance, decommissioning and cleanup related to the facility, contractual releases and legal expenses. In conjunction, EnerSys will invest $4.5 million to expand flooded lead battery production capacity in its Bielsko-Biala, Poland facility, providing incremental capacity in Europe to support any demand surges and redundant capacity for flexibility. The restructuring is expected to deliver an estimated pre-tax benefit of $19 million annually, beginning fiscal year 2027, while ensuring continued product availability and customer support.

“The closure of our Monterrey facility and the transition of production to Richmond, KY will enable us to optimize our cost structure, maximize near-term IRC 45X tax benefits, and mitigate future risks associated with potential tariffs while reinforcing our commitment to strengthen domestic industrial security,” said Shawn O’Connell, Chief Operating Officer at EnerSys, who will assume the role of CEO in May. “It’s also a testament to the success of our maintenance-free conversion journey, which continues to strengthen our position as the market shifts toward higher performance, lower maintenance energy solutions.”

EnerSys remains committed to maintaining service continuity for its customers throughout this transition. The Company will work closely with employees, customers, and other stakeholders to ensure a seamless shift in production and supply chain logistics.

About EnerSys
EnerSys is a global leader in stored energy solutions for industrial applications and designs, manufactures, and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, portable power solutions for soldiers in the field, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. To learn more about EnerSys please visit www.enersys.com.

Sustainability
Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: www.enersys.com/en/about-us/sustainability.
Caution Concerning Forward-Looking Statements
This press release, and oral statements made regarding the subjects of this press release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth; earnings or earnings per share growth; anticipated cost savings, charges and costs; order intake; backlog; payment of future cash dividends; commodity prices; execution of its stock buyback program; judicial or regulatory proceedings; and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend; its stock buyback programs; adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions; interest rate changes; tariffs; inflationary pressures; geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond EnerSys’ control. The statements in this press release are made as of the date hereof, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2024. No undue reliance should be placed on any forward-looking statements.

MEDIA CONTACT
Karen Shaw
Director, Corporate Communications
EnerSys
+44(0)161 727 3912
E-mail: corpcommsoffice@enersys.com